SEVENTH AMENDMENT dated as of May 12, 2005 (this "Amendment"), to the CREDIT AGREEMENT dated as of June 18, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MILLENNIUM AMERICA INC., a Delaware corporation ("Millennium America"); MILLENNIUM INORGANIC CHEMICALS LIMITED, a corporation organized under the laws of England ("MICL"); the other BORROWING SUBSIDIARIES from time to time party thereto; MILLENNIUM CHEMICALS INC., a Delaware corporation ("Millennium"), as Guarantor; the lenders from time to time party thereto (the "Lenders"); the Issuing Banks from time to time party thereto; BANK OF AMERICA, N.A., as Syndication Agent; and JPMORGAN CHASE BANK, N.A., as administrative agent and as collateral agent.

WHEREAS, Millennium, Millennium America and MICL have requested that certain provisions of the Credit Agreement be modified or waived in the manner provided in this Amendment, and the undersigned Lenders are willing to agree to such modifications on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Millennium, Millennium America, MICL and the undersigned Lenders, constituting at least the Required Lenders, hereby agree as follows:

      Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.
      Amendment to Section 6.07(b). Section 6.07(b) of the Credit Agreement is hereby amended by:
        deleting the word "and" after clause (iii) of Section 6.07(b);
        replacing the period at the end of clause (iv) of Section 6.07(b) with "; and"; and
        inserting the following clause at the end of Section 6.07(b):

      "(v) voluntary repurchases of Indebtedness in the form of bonds, debentures, notes or similar instruments; provided that immediately prior to and after giving effect to each such repurchase (x) no Lender shall have any Revolving Exposure (other than LC Exposure) and (y) no Default or Event of Default shall have occurred and be continuing."

      Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Millennium, Millennium America and MICL represents and warrants that, after giving effect to this Amendment:
        The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date), with all references to "this Agreement" being deemed to refer to the Credit Agreement as amended hereby;
        No Default or Event of Default has occurred and is continuing; and
        This Amendment has been duly executed and delivered by each of Millennium, Millennium America, MICL and each other Borrowing Subsidiary, and this Amendment, and the Credit Agreement as amended hereby, constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with its terms.
      Conditions to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Millennium, (ii) Millennium America, (iii) MICL, (iv) each other Borrowing Subsidiary, and (v) the Required Lenders.
      Effect of Amendment. From and after the effectiveness hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein", "hereof", "hereto" or any word or phrase of like import shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Millennium, Millennium America or MICL to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically amended hereby.
      Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
      APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
      Headings. Section headings used herein are for convenience of reference only, are not part of, and are not to be taken into consideration in interpreting, this Amendment.
      Expenses. Millennium America shall reimburse the Administrative Agent for its expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.

IN WITNESS WHEREOF, Millennium, Millennium America, MICL, the other Loan Parties and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

MILLENNIUM CHEMICALS INC.,

By /s/ Karen A. Twitchell

Name: Karen A. Twitchell

Title: Vice President and Treasurer

MILLENNIUM AMERICA INC.,

By /s/ Karen A. Twitchell

Name: Karen A. Twitchell

Title: Vice President and Treasurer

MILLENNIUM INORGANIC CHEMICALS LIMITED,

By /s/ Steve Box

Name: Steve Box

Title: Director

To approve the Seventh Amendment dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, as amended, among Millennium America Inc., Millennium Inorganic Chemicals Limited, the other Borrowing Subsidiaries from time to time party thereto, Millennium Chemicals Inc., as Guarantor, the Lenders party thereto, the Issuing Banks party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

Name of Borrowing Subsidiary:

By
 Name:

Title:

To approve the Seventh Amendment dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, as amended, among Millennium America Inc., Millennium Inorganic Chemicals Limited, the other Borrowing Subsidiaries from time to time party thereto, Millennium Chemicals Inc., as Guarantor, the Lenders party thereto, the Issuing Banks party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

Name of Institution:

JPMORGAN CHASE BANK, N.A.

By /s/ Stacey Haimes
 Name: Stacey Haimes

Title: Vice President

To approve the Seventh Amendment dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, as amended, among Millennium America Inc., Millennium Inorganic Chemicals Limited, the other Borrowing Subsidiaries from time to time party thereto, Millennium Chemicals Inc., as Guarantor, the Lenders party thereto, the Issuing Banks party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

Name of Institution:

BANK OF AMERICA, N.A.

By /s/ Ronald E. McKaig
 Name: Ronald E. McKaig

Title: Senior Vice President

To approve the Seventh Amendment dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, as amended, among Millennium America Inc., Millennium Inorganic Chemicals Limited, the other Borrowing Subsidiaries from time to time party thereto, Millennium Chemicals Inc., as Guarantor, the Lenders party thereto, the Issuing Banks party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

Name of Institution:

LLOYDS TSB BANK PLC

By /s/ Nicholas J. Bruce
 Name: Nicholas J. Bruce

Title: VP, Business Support

By: /s/ Steven A. Tal
 Name: Steven A. Tal

Title: Senior Vice President and

General Counsel

To approve the Seventh Amendment dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, as amended, among Millennium America Inc., Millennium Inorganic Chemicals Limited, the other Borrowing Subsidiaries from time to time party thereto, Millennium Chemicals Inc., as Guarantor, the Lenders party thereto, the Issuing Banks party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

Name of Institution:

SOCIÉTÉ GÉNÉRALE

By /s/ Elena Robciuc
 Name: Elena Robciuc

Title: Vice-President